REGISTRATION RIGHTS AGREEMENT





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                                TABLE OF CONTENTS

                                                                            Page

1.    REGISTRATION RIGHTS......................................................1

   1.1.       Incidental Registration..........................................1
   1.2.       Registration Procedures..........................................2
   1.3.       Reasonable Investigation.........................................4
   1.4.       Registration Expenses............................................4
   1.5.       Indemnification; Contribution....................................4
   1.6.       Holdback Agreements; Registration Rights to Others...............7
   1.7.       Other Registration of Common Stock...............................8
   1.8.       Availability of Information......................................8
   1.9.       Limitations on Registration Rights...............................8

2.    OTHER AGREEMENTS.........................................................8

   2.1.       Termination of Restrictions......................................8

3.    INTERPRETATION OF THIS AGREEMENT.........................................8

   3.1.       Certain Defined Terms............................................8
   3.2.       Directly or Indirectly..........................................11
   3.3.       Section Headings and Table of Contents and Construction.........12
   3.4.       Satisfaction Requirement........................................12
   3.5.       Governing Law...................................................12

4.    MISCELLANEOUS...........................................................12

   4.1.       Communications..................................................12
   4.2.       Reproduction of Documents.......................................12
   4.3.       Survival........................................................13
   4.4.       Successors and Assigns..........................................13
   4.5.       Amendment and Waiver............................................13
   4.6.       Expenses........................................................13
   4.7.       Waiver of Jury Trial; Consent to Jurisdiction; Etc..............13
   4.8.       Indemnification of the Investors................................14
   4.9.       Entire Agreement................................................14
   4.10.      Execution in Counterpart........................................14
   4.11.      Severability....................................................15



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                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

     REGISTRATION RIGHTS AGREEMENT (as the same may hereafter be amended, supplemented or modified, this "Agreement"), dated as of February 26, 2009, between DEI HOLDINGS, INC. (together with its successors and assigns, the "Parent"), Coliseum Capital Partners, L.P. ("CCP"), and Blackwell Partners, L.L.C. ("Blackwell") (CCP and Blackwell collectively with their respective successors and assigns, the "Investors").

                                    RECITALS

     WHEREAS, the Investors are beneficial owners of more than 10% of the Parent's outstanding common stock (the "Common Stock");

     WHEREAS, an affiliate of the Investors is joining the Parent's Board of Directors as of the date hereof; and

     WHEREAS, the parties desire to provide the Investors with certain rights relating to shares of Parent's Common Stock held by the Investors.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties hereto agree as follows:

1.   REGISTRATION RIGHTS.

     1.1. Incidental Registration.
          -----------------------

          (a)  Filing  of  Registration  Statement.  If the  Parent  at any time
               -----------------------------------
proposes to register any of its Common Stock or Rights (an "Incidental Registration") under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms thereto, solely in connection with Securities to be issued in a merger, acquisition of stock or assets of another Person or in a similar transaction, or relating solely to Securities issued or to be issued under any employee stock option or purchase plan), for sale in a Public Offering, it will each such time give prompt written notice to each Investor of its intention to do so. Upon the written request of any Investor to include its shares under such registration statement (which request shall be made within thirty (30) days after the receipt of any such notice and shall specify the Registrable Securities intended to be disposed of by the Investor), the Parent will effect the registration of all Registrable Securities that the Parent has been so requested to register by the Investor; provided, however, that if, at any time after giving written notice of its intention to register any Securities, the Parent shall determine for any reason not to register such Securities or to delay or not complete that sale of any Securities covered by such registration statement, the Parent may, at its election, give written notice of such determination to each Investor and, thereupon, shall be relieved of its obligation to register any Registrable Securities of any Investor in connection with such registration, and may withdraw the filing or effectiveness of such registration.

          (b)  Selection of  Underwriters.  Notice of the Parent's  intention to
               --------------------------
register such Securities shall designate the proposed underwriters of such offering (which shall be one or more underwriting firms of recognized standing) and shall contain the Parent's agreement, if requested to do so, to arrange for such underwriters to include in such underwriting the Registrable Securities that the Parent has been so requested to register pursuant to this Section 1.1, it being understood that no Investor shall have the right to select different underwriters for the disposition of its Registrable Securities.

          (c) Priority on Incidental Registrations.  If the managing underwriter
              ------------------------------------
shall advise the Parent in writing (with a copy to each Investor requesting sale) that, in such underwriter's opinion, the number of shares of Securities requested to be included in such Incidental Registration exceeds the





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number that can be sold in such offering within a price range  acceptable to the
Parent (such writing to state the basis of such opinion and the approximate number of shares of Securities that may be included in such offering without such effect), the Parent will be obligated to include in any such registration statement only such limited portion of each Investor's Registrable Securities (which may be none) as is determined in good faith by such underwriter (the reduction in the number of Registrable Securities shall be allocated among the Investors requesting registration in proportion to the respective number of Registrable Securities with respect to which each such Investor has timely requested registration); provided that if any Securities are being offered for the account of any Person pursuant to that certain Amended and Restated Registration Rights Agreement dated as of November 23, 2005 among Parent and the other signatories thereto (the "Prior Agreement"), the number of Registrable Securities for any Investor shall be reduced or eliminated prior to any reduction of Securities being offered pursuant to the Prior Agreement.

     1.2.  Registration  Procedures.  The  Parent  will use its best  efforts to
           ------------------------
effect each Registration, and to cooperate with the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and the Parent will as expeditiously as possible:

          (a) subject to the proviso to Section 1.1(a), prepare and file with the SEC the registration statement and use its best efforts to cause the Registration to become effective; provided, however, that before filing any registration statement or prospectus or any amendments or supplements thereto, the Parent will furnish to each Investor, their counsel, and the underwriters, if any, and their counsel, copies of all such documents proposed to be filed a reasonable time (which, in the case of any original registration statement, shall be at least fifteen (15) days) prior thereto, which documents will be subject to the reasonable review, within such period, of the Investors, their counsel and the underwriters; and the Parent will not file any registration statement or amendment thereto or any prospectus or any supplement thereto to which any Investor shall reasonably object in writing within such period;

          (b) subject to the proviso to Section 1.1(a), prepare and file with the SEC such amendments and post-effective amendments to any registration statement and any prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not to exceed 180 days and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement; and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

          (c) furnish to each Investor and the underwriter or underwriters, if any, without charge, at least one signed copy of the registration statement and any post-effective amendment thereto, upon request, and such number of conformed copies thereof and such number of copies of the prospectus (including each preliminary prospectus and each prospectus filed under Rule 424 under the Securities Act), any amendments or supplements thereto and any documents incorporated by reference therein, as any Investor or such underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such Investor (it being understood that the Parent consents to the use of the prospectus and any amendment or supplement thereto by each Investor and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

          (d) notify each Investor of any stop order or other order suspending the effectiveness of any registration statement, issued or threatened by the SEC in connection therewith, and take all reasonable actions required to prevent the entry of such stop order or to remove it or obtain withdrawal of it at the earliest possible moment if entered;

          (e) if requested by the managing underwriter or underwriters, if any, or any Investor in connection with any sale pursuant to a registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to such underwriting as the managing underwriter or underwriters, if any, or any Investor reasonably requests to be included therein; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable


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after being notified of the matters  incorporated in such prospectus  supplement or post-effective amendment;

          (f) on or prior to the date on which a Registration is declared effective, use its best efforts to register or qualify, and cooperate with the Investors, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Registrable Securities covered by such Registration for offer and sale under the securities or "blue sky" laws of each state and other jurisdiction of the United States as the Investors or the managing underwriter, if any, reasonably request in writing; use its best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective; and do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions reasonably requested of the Registrable Securities covered by such Registration; provided, however, that the Parent will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or required to submit to liability for state or local taxes in any such jurisdiction where it is not then so subject;

          (g) in connection with any sale pursuant to a Registration, cooperate with each Investor and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Securities to be sold under such Registration, and enable such Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or any Investor may request;

          (h) use its best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities within the United States and having jurisdiction over the Parent or any Subsidiary as may reasonably be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Securities;

          (i) enter into such agreements (including underwriting agreements in customary form) and take such other actions as the Investors shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

          (j) use its best efforts to obtain:

              (i) at the time of effectiveness of each Registration, a "comfort letter" from the Parent's independent certified public accountants covering such matters of the type customarily covered by "cold comfort letters" as the Investors and the underwriters reasonably request; and

              (ii) at the time of any underwritten sale pursuant to the registration statement, a "bring-down comfort letter," dated as of the date of such sale, from the Parent's independent certified public accountants covering such matters of the type customarily covered by comfort letters as the Investors and the underwriters reasonably request;

          (k) use its best efforts to obtain, at the time of effectiveness of each Registration and at the time of any underwritten sale pursuant to each Registration, an opinion or opinions, favorable to the Investors in form and scope, from counsel for the Parent in customary form;

          (l) notify each Investor, upon discovery that, or upon the discovery of any event as a result of which, the prospectus included in such Registration, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare, file with the SEC and furnish to the Investors a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers or prospective purchasers of such Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a


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material fact required to be stated  therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made;

          (m) otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders (as contemplated by Section 11(a) under the Securities Act) an earning statement satisfying the provisions of Rule 158 under the Securities Act no later than ninety (90) days after the end of the twelve (12) month period beginning with the first month of the Parent's first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said twelve (12) month period;

          (n) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by each Registration from and after a date not later than the effective date of such Registration; and

          (o) use its best efforts to cause all Registrable Securities covered by each Registration to be listed subject to notice of issuance, prior to the date of first sale of such Registrable Securities pursuant to such Registration, on each securities exchange on which the Common Stock is then listed; and, if the Common Stock is not so listed, to use its best efforts to cause all Registrable Securities covered by each Registration to be designated as National Market System Securities, if the Common Stock is so designated; and, if the Common Stock is not so designated, to arrange for at least two market makers to register with FINRA as such with respect to such Registrable Securities.

The Parent may require such Investor to furnish the Parent with such information in respect of such Investor and, if the Securities are not being offered in an underwritten offering, the proposed plan of distribution by such Investor, that will be included in such Registration as the Parent may reasonably request in writing to assure compliance with applicable laws or regulations.

     1.3.   Reasonable   Investigation.   The  Parent  shall  follow  procedures
            --------------------------
customarily observed by issuers in Public Offerings, and accord to the Investors and the managing underwriters with respect to such offering, as the case may be, all rights customarily accorded to selling stockholders in secondary distributions and to managing underwriters if the transaction in question is or was an underwritten Public Offering, in each such case, as shall be reasonably necessary, in the opinion of the Investors or such underwriter, to enable it to conduct a "reasonable investigation" within the meaning of Section 11(b)(3) of the Securities Act and to satisfy the requirement of reasonable care imposed by
Section 12(a)(2) of the Securities Act.

     1.4. Registration  Expenses.  The Parent will pay all Registration Expenses
          ----------------------
in connection with each registration of Registrable Securities, including, without limitation, any such registration not effected by the Parent, except to the extent that such Registration Expenses relate to any Registrable Securities requested to be included in any registration proceeding begun pursuant to
Section 1.1, the request of which has been withdrawn by the Investors; in which case, such Registration Expenses shall be borne by the Investors requesting or causing such withdrawal, and, in any such case, the Investors shall reimburse the Parent for all Registration Expenses reasonably paid or incurred by the Parent in connection with such withdrawn registration proceeding prior to such withdrawal. Investors shall pay their respective Selling Expenses pro rata on the basis of the Registrable Securities so registered and sold by such Investors.

     1.5. Indemnification; Contribution.
          -----------------------------

          (a) Indemnification by the Parent. The Parent shall indemnify,  to the
              -----------------------------
fullest extent permitted by law, each Investor, its officers, directors and agents, if any, and each Person, if any, who controls such Investor within the meaning of Section 15 of the Securities Act, and each underwriter, its officers, directors and agents, if any, and each Person, if any, who controls such underwriter within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, resulting from any violation by the Parent of the provisions of the Securities Act or any


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untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if amended or supplemented) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information concerning such Investor furnished in writing to the Parent by such Investor expressly for use therein. If the offering pursuant to any registration statement provided for under this Section 1 is made through underwriters, no action or failure to act on the part of such underwriters (whether or not such underwriter is an Affiliate of an Investor) shall affect the obligations of the Parent to indemnify each Investor or any other Person pursuant to the preceding sentence. If the Parent shall indemnify in a separate Underwriting Agreement any of the parties set forth in this Section 1.5(a), then the provisions of such Underwriting Agreement shall control and this Section 1.5(a) shall not apply as to any such parties with respect to that Public Offering.

          (b) Indemnification  for Controlling Person Liability.  In addition to
              -------------------------------------------------
the indemnification provided for in Section 1.5(a), the Parent shall indemnify each Investor, its officers, directors, partners and agents, if any, and each Person, if any, who controls such Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses, joint or several, in each case, under the Securities Act, the Exchange Act, common law or otherwise, resulting from:

              (i) any violation by the Parent of the provisions of the Securities Act or the Exchange Act;

              (ii) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or amendment thereto or prospectus (and as amended or supplemented if amended or supplemented) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, whether or not, in each such case, the registration statement or amendment thereto or prospectus (or amendment or supplement thereto) or preliminary prospectus related or relates to any offering or sale of Registrable Securities by such Investor; and

              (iii) any other untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact necessary to make the statements in any document issued or delivered to any purchaser or potential purchaser or filed with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act (in light of the circumstances under which they were made) not misleading, in each case, in connection with any offering or sale of Securities of the Parent by any Person, whether or not such Securities offered or sold are or were registered or required to be registered under the Securities Act;

in each such case, to the extent that such losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses, joint or several, are alleged to result from or exist by virtue of the fact that such Investor controls or is alleged to control (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Parent or any Subsidiary or Affiliate, whether such claim or allegation arises under Section 15 of the Securities Act or Section 20 of the Exchange Act or otherwise; provided, however, that such indemnification shall not extend to losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information furnished in writing to the Parent by such Investor expressly for use therein, or from any such information provided by an underwriter selected by such Investor.

          (c)   Indemnification  by  the  Investors.   In  connection  with  any
                -----------------------------------
registration statement in which an Investor is participating, each Investor, severally and not jointly, shall indemnify, to the fullest


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extent  permitted by law, the Parent,  each  underwriter  (if the underwriter so requires) and their respective officers, directors and agents, if any, and each Person, if any, who controls the Parent or such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement is contained in or such omission is from information so concerning an Investor furnished in writing by such Investor expressly for use therein; provided, however, that any Investor's obligations hereunder shall be limited to an amount equal to the proceeds to such Investor of the Registrable Securities sold pursuant to such registration statement.

          (d) Control of Defense.  Any Person entitled to indemnification  under
              ------------------
the provisions of this Section 1.5 shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume the defense of such claim at the expense of such indemnifying party, with counsel reasonably satisfactory to the indemnified party. If such defense is so assumed, such indemnifying party shall not be liable to such indemnified party for any legal fees and expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable fees of liaison with counsel so selected by the indemnifying party. Neither the indemnified party nor the indemnifying party shall enter into any settlement without the consent of the other party (which consent shall not be unreasonably withheld if such settlement does not attribute liability to such other party); and any underwriting agreement entered into with respect to any registration statement provided for under this Section 1 shall so provide, if required by the underwriter. In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect to such claim, in which case the indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel for such indemnified party.

          (e)  Contribution.  If for  any  reason  the  foregoing  indemnity  is
               ------------
unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses:

              (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other; or

              (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.

Notwithstanding the foregoing, no Investor shall be required to contribute any amount in excess of the amount such Investor would have been required to pay to an indemnified party if the indemnity under Section 1.5(b) hereof was available. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of any Person to contribute pursuant to this Section 1.5(e) shall be several and not joint.

          (f) Timing of Payments. Each indemnifying party, as an interim measure
              ------------------
during the pendency of any claim, action, investigation, inquiry or proceeding arising out of or based upon any


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matter or subject for which  indemnity (or  contribution in lieu thereof) may be available to any  indemnified  party under this Section  1.5,  will,  subject to
Section 1.5(d), promptly reimburse each indemnified party, as often as invoiced therefor (but in no event more often than monthly) for all reasonable legal or other expenses incurred in connection with the investigation or defense of any such claim, action, investigation, inquiry or proceeding, notwithstanding the absence of any judicial determination as to the propriety or enforceability of the indemnifying party's obligation to reimburse the indemnified party for such expenses and notwithstanding the possibility that the obligations to pay such expenses might later have been held to be improper by a court of competent jurisdiction. To the extent that any such interim reimbursement is held to be improper, the indemnified party agrees to promptly return the amount so advanced to the indemnifying party, together with interest, compounded monthly, at the prime rate (or other commercial lending rate for borrowers of the highest credit standing) listed from time to time in The Wall Street Journal. Any such interim reimbursement payments which are not made to the indemnified party within thirty
(30) days of a request therefor shall bear interest at such prime rate from the date of such request. To the extent required by any underwriter in connection with the execution of any underwriting agreement pursuant to which any Investor shall be selling any shares of Common Stock, the Parent shall agree to advancement of the expenses of such underwriter to at least the same extent as provided in this Section 1.5.

          (g) Survival.  The indemnity and contribution  agreements contained in
              --------
this Section 1.5 shall remain in full force and effect regardless of any investigation made by or on behalf of any Investor, its officers, directors, agents or any Person, if any, who controls such Investor as aforesaid, and shall survive the transfer of such Securities by such Investor.

     1.6. Holdback Agreements; Registration Rights to Others.
          --------------------------------------------------

          (a) If the Parent shall at any time register Securities under the Securities Act (including, without limitation, any registration relating to any registration pursuant to this Section 1) for offer or sale to the public, then no Investor shall make any short sale of, grant an option for the transfer of, or otherwise transfer, any Registrable Securities (other than:

              (i) for the public sale of those Registrable Securities included in and sold pursuant to such registration in accordance with this Section 1; or

              (ii) in a private sale to a transferee who agrees to the restrictions in this Section 1.6(a));

without the prior written approval of the Parent for such reasonable period (but in no event longer than one hundred eighty (180) days following the effective date of the related registration statement) as may be designated in writing to the Investors by the Parent, or, if the Registration shall be, in whole or in part, an underwritten offering, the managing underwriters; provided, that no Investor shall be required to make such agreement unless all of the Trivest Investors (as defined in the Prior Agreement) are subject to the same restriction.

          (b) In addition to the restriction contained in Section 1.6(a), each Investor shall execute any restrictive agreement or "lock-up" agreement that any underwriter engaged by the Parent in connection any underwritten Public Offering shall reasonably request; provided that the restrictive or "lock-up" period thereunder is not more than one hundred eighty (180) days after the effective date of the registration statement for which such restrictive agreement or "lock-up" agreement is sought and provided, that no Investor shall be required to make such agreement unless all of the Trivest Investors (as defined in the Prior Agreement) are subject to the same restriction.

          (c) The Parent may impose stop-transfer instructions with respect to the Registrable Securities until the end of any restrictive period provided for pursuant to this Section 1.6.

     1.7.  Other  Registration  of Common  Stock.  If any shares of Common Stock
           -------------------------------------
required to be reserved for purposes of exercise of warrants or conversion of any class of Common Stock into any other class of Common Stock require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon conversion, the Parent will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be.

     1.8. Availability of Information.  At any time that any class of the Common
          ---------------------------
Stock is registered under Section 12(b) or Section 12(g) of the Exchange Act, the Parent will comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act (whether or not it shall be required to do so pursuant to such Sections) and will comply with all other public information reporting requirements of the SEC from time to time in effect. The Parent will furnish to the Investors or file via the EDGAR system, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Parent to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Parent with any securities exchange or with the SEC.

     1.9. Limitations on Registration Rights.
          ----------------------------------

          (a) Notwithstanding anything to the contrary contained in this Agreement, the Parent may delay the filing or effectiveness of, or may withdraw, any Incidental Registration at any time for any reason whatsoever, but, notwithstanding anything to the contrary contained herein, the Parent shall be and remain obligated to pay all Registration Expenses and Selling Expenses, if any, incurred in connection therewith.

2. OTHER AGREEMENTS.

     2.1.  Termination of  Restrictions.  Each and all of the provisions of this
           ----------------------------
Agreement shall terminate immediately as to any Issuable Shares (but this Agreement shall remain in force with respect to any remaining Issuable Shares) at such time as such Issuable Shares cease to be Registrable Securities. Notwithstanding the foregoing, the provisions of Section 1.4, Section 1.5,
Section 4.6 and Section 4.7 shall survive any cessation of the Issuable Shares covered thereby to be Registrable Securities.

3. INTERPRETATION OF THIS AGREEMENT.

     3.1.  Certain  Defined  Terms.  For  the  purpose  of this  Agreement,  the
           -----------------------
following terms shall have the meanings set forth below or set forth in the Section following such term:

     Affiliate - means, at any time, a Person (other than an Investor):

          (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Parent;

          (b) that beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Parent; or

          (c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Parent or a Subsidiary;

at such time.

As used in this definition,

                  Control - means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     Agreement - the introductory paragraph.

     Blackwell Registrable Securities - means, at any time:

          (a) any outstanding shares of Common Stock purchased on behalf of Blackwell by Coliseum Capital Management, LLC pursuant to that certain Investment Management Agreement by and between Blackwell and Coliseum Capital Management, LLC dated June 26, 2008, as such agreement may be amended from time to time; and

          (b) any other Securities into which any such shares (whether issued or issuable) may be reclassified, recapitalized or converted or into which any such shares (whether issued or issuable) may have been exchanged.

         As to any particular Blackwell Registrable Securities, such Securities shall cease to be Blackwell Registrable Securities:

              (i) when a registration statement with respect to the sale of such Securities shall have become effective under the Securities Act and such Securities shall have been disposed of in accordance with such registration statement;

              (ii) when they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act;

              (iii)  when  they  shall  have  been  otherwise   transferred  and
subsequent disposition of them shall not require registration or qualification under the Securities Act or any similar state law then in force; or

              (iv) when they shall have ceased to be outstanding.

     Coliseum Registrable Securities - means, at any time:

          (a) any outstanding shares of Common Stock issued to CCP; and

          (b) any outstanding shares of Common Stock over which Coliseum Capital Management, LLC has investment authority (other than the Blackwell Registrable Securities); and

          (c) any other Securities into which any such shares (whether issued or issuable) may be reclassified, recapitalized or converted or into which any such shares (whether issued or issuable) may have been exchanged.

         As to any particular Coliseum Registrable Securities, such Securities shall cease to be Coliseum Registrable Securities:

              (v) when a registration statement with respect to the sale of such Securities shall have become effective under the Securities Act and such Securities shall have been disposed of in accordance with such registration statement;

              (vi) when they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act;

              (vii)  when  they  shall  have  been  otherwise   transferred  and
subsequent disposition of them shall not require registration or qualification under the Securities Act or any similar state law then in force; or

              (viii) when they shall have ceased to be outstanding.

     Common Stock - means the Common Stock of the Parent, par value $0.01 per share.

     Exchange Act - means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     FINRA - means the Financial Industry Regulatory Authority.

     Incidental Registration - Section 1.1 hereof.

     Indemnified Party - Section 4.8 hereof.

     Issuable Share - means and includes at any time,

          (a) a share of issued and outstanding Common Stock; and

          (b) a Right, and (without duplication) all shares of Common Stock issuable upon exercise of such Right, in each case at such time.

For purposes of this definition of "Issuable Share", a Right to acquire one share of Common Stock shall constitute one Issuable Share, and a Person shall be deemed to own an Issuable Share if such Person has a Right to acquire such share whether or not such Right is exercisable at such time.

     Parent - the introductory paragraph.

     Person - means an individual, partnership, corporation, limited liability company, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     Prior Agreement - Section 1.1(c).

     Public Offering - shall mean, with respect to any Issuable Shares, any sale in a transaction either registered under, or requiring registration under,
Section 5 of the Securities Act.

     Registrable Securities - means the Blackwell Registrable Securities and the Coliseum Registrable Securities.

     Registration - means each Incidental Registration.

     Registration Expenses - means all expenses incident to the Parent's performance of or compliance with Section 1.1 through Section 1.3, inclusive, including, without limitation:

          (a) all registration and filing fees;

          (b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities);

          (c) expenses of printing certificates for the Registrable Securities in a form eligible for deposit with Depositary Trust Company;

          (d) messenger and delivery expenses;

          (e) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties);

          (f) fees and disbursements of counsel for the Parent and its independent certified public accountants (including the expenses of any management review, cold comfort letters or any special audits required by or incident to such performance and compliance);

          (g) securities acts liability insurance (if the Parent elects to obtain such insurance);

          (h) the reasonable fees and expenses of any special experts retained by the Parent in connection with such registration; and

          (i) fees and expenses of other Persons retained by the Parent; and

          (j) fees and expenses of one counsel for the Investors if the Investors retain the same counsel as the holders of the Registrable Securities (as defined in the Prior Agreement);

but not including any Selling Expenses.

     Right - means and includes any warrant, option or other right, to acquire Common Stock and including, without limitation, any right pursuant to the provisions of any Security (other than Common Stock) convertible or exchangeable into Common Stock.

     SEC - means, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.

     Securities Act - means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     Security - means  "security"  as defined by Section 2(1) of the  Securities
Act.

     Selling  Expenses  -  means  and  includes,  with  respect  to any  sale of
Registrable Securities, any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities or fees and expenses of counsel representing an Investor or any other selling expenses, discounts or commissions incurred in connection with the sale of Registrable Securities.

     Subsidiary - means, as to any Person, any corporation in which such Person or one or more Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person owns sufficient voting securities to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such corporation. The term "Subsidiary," as used herein without reference to any Person, shall mean a Subsidiary of the Parent.

     Voting Stock - means, with respect to any Person, any shares of stock or similar equity interests of such Person whose holders are entitled under ordinary circumstances to vote for the election of directors or similar officials of such Person (irrespective of whether at the time stock or equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     3.2. Directly or Indirectly. Where any provision herein refers to action to
          ----------------------
be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

     3.3. Section Headings and Table of Contents and Construction.
          -------------------------------------------------------

          (a) Section  Headings  and Table of  Contents,  etc. The titles of the
              ------------------------------------------------
Sections of this Agreement and the Table of Contents of this Agreement appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision. References to Sections are, unless otherwise specified, references to Sections of this Agreement. References to Annexes and Exhibits are, unless otherwise specified, references to Annexes and Exhibits attached to this Agreement.

          (b)  Construction.  Each covenant  contained herein shall be construed
               ------------
(absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

     3.4.  Satisfaction  Requirement.  If any  agreement,  certificate  or other
           -------------------------
writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Investor, the determination of such satisfaction shall, unless specifically required herein in any instance to be "reasonable" or words to similar effect, be made by such Investor, in the sole and exclusive judgment (exercised in good faith) of such Investor.

     3.5.  Governing  Law.  THIS  AGREEMENT  SHALL BE CONSTRUED  AND ENFORCED IN
           --------------
ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

4. MISCELLANEOUS.

     4.1. Communications.
          --------------

          (a) Method; Address. All communications  hereunder shall be in writing
              ---------------
and shall be delivered either by nationwide overnight courier or by facsimile transmission (confirmed by delivery by nationwide overnight courier sent on the day of the sending of such facsimile transmission). Communications to the Parent shall be addressed as set forth on Annex 1, or at such other address of which the Parent shall have notified the Investors. Communications to the Investors shall be addressed as set forth on Annex 2 or at such other or further address of which an Investor shall have notified the Parent.

          (b) When Given.  Any  communication  addressed and delivered as herein
              ----------
provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective.

          (c) Service of Process.  Notwithstanding  the foregoing  provisions of
              ------------------
this Section 4.1, service of process in any suit, action or proceeding arising out of or relating to this Agreement or any document, agreement or transaction contemplated hereby, or any action or proceeding to execute or otherwise enforce any judgment in respect of any breach hereunder or under any document or agreement contemplated hereby, shall be delivered in the manner provided in
Section 4.7(c).

     4.2.  Reproduction of Documents.  This Agreement and all documents relating
           -------------------------
hereto, including, without limitation, consents, waivers and notifications that may hereafter be executed, documents received by an Investor (except the certificates representing the Registrable Securities themselves), may be reproduced by the Parent or the Investors by any photographic, photostatic, microfilm, micro-card, miniature photographic, digital or other similar process and an Investor may destroy any original document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Parent or an Investor in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. Nothing in this Section 4.2 shall prohibit the Parent or any Investor from contesting the accuracy or validity of any such reproduction.

     4.3.  Survival.   All  warranties,   representations,   certifications  and
           --------
covenants made by the Parent hereunder shall be considered to have been relied upon by each Investor and shall survive the delivery to such Investor of the Registrable Securities regardless of any investigation made by or on behalf of any such Investor. All statements in any certificate or other instrument delivered by or on behalf of the Parent pursuant to the terms hereof shall constitute warranties and representations by the Parent hereunder. All payment obligations of the Parent hereunder shall survive the termination hereof.

     4.4.  Successors and Assigns.  This Agreement shall inure to the benefit of
           ----------------------
and be binding upon each Investor and its respective successors and assigns. The provisions hereof are intended to be for the benefit of each Investor and its permitted respective successors and assigns. Anything contained in this Agreement notwithstanding, no Investor may assign any of its rights, duties or obligations hereunder without the prior written consent of the Company. Anything contained in this Section 4.4 notwithstanding, the Parent may not assign any of its rights, duties or obligations hereunder without the prior written consent of the Investors.

     4.5.  Amendment  and  Waiver.  This  Agreement  may  be  amended,  and  the
           ----------------------
observance of any term of this Agreement may be waived, with and only with the written consent of the Parent and each Investor.

     4.6.  Expenses.  Subject to Section 1.4, the Parent agrees to pay, and save
           --------
each Investor harmless against liability for the payment of, all Registration Expenses. The obligations of the Parent under this Section 4.6 shall survive the termination of this Agreement.

     4.7. Waiver of Jury Trial; Consent to Jurisdiction; Etc.
          ---------------------------------------------------

          (a)  Waiver  of  Jury  Trial.  THE  PARTIES  HERETO   VOLUNTARILY  AND
               -----------------------
INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE REGISTRABLE SECURITIES OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          (b) Consent to Jurisdiction.  ANY SUIT,  ACTION OR PROCEEDING  ARISING
              -----------------------
OUT OF OR RELATING TO THIS AGREEMENT OR THE REGISTRABLE SECURITIES OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER OR THEREUNDER MAY BE BROUGHT BY SUCH PARTY IN ANY FEDERAL DISTRICT COURT LOCATED IN NEW YORK CITY, NEW YORK, OR ANY NEW YORK STATE COURT LOCATED IN NEW YORK CITY, NEW YORK AS SUCH PARTY MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY TRIBUNAL, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. IN ADDITION, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE REGISTRABLE SECURITIES OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY OR THEREBY BROUGHT IN ANY SUCH COURT, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c)  Service of Process.  EACH PARTY  HERETO  IRREVOCABLY  AGREES THAT
               ------------------
PROCESS PERSONALLY SERVED OR SERVED BY U.S. REGISTERED MAIL AT THE ADDRESSES PROVIDED HEREIN FOR NOTICES SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE REGISTRABLE SECURITIES OR ANY DOCUMENT,
AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY OR THEREBY, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER OR UNDER ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE.

          (d) Other Forums.  NOTHING  HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT
              ------------
THE ABILITY OF THE INVESTORS TO SERVE ANY WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE PARENT IN SUCH OTHER JURISDICTION, AND IN SUCH OTHER MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

     4.8. Indemnification of the Investors. From and at all times after the date
          --------------------------------
of this Agreement, and in addition to all other rights and remedies of the Investors against the Parent, the Parent agrees to indemnify and hold harmless each Investor and each director, trustee, officer, employee, agent, investment advisor and affiliate of such Investor (each, an "Indemnified Party") against any and all claims (whether valid or not), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs and expenses), incurred by or asserted against any Indemnified Party, from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any suit, action or proceeding (including any inquiry or investigation) by any
Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or enforcement of this Agreement or any transactions contemplated herein, or any of the transactions contemplated hereunder, whether or not such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability resulting from the willful misconduct or gross negligence of such Indemnified Party or breach by such Indemnified Party of its own obligations under this Agreement. Notwithstanding the foregoing, the Parent shall not be obligated to pay the fees, expenses or disbursements of counsel of more than one counsel for all Indemnified Parties hereunder and under the Prior Agreement (other than any special local counsel or counsel for specific purposes which represents the Indemnified Parties) unless in any Indemnified Party's reasonable judgment a conflict of interest between the Indemnified Party and any other Indemnified Party exists, in which case the Parent shall indemnify the Indemnified Party for the fees, expenses or disbursements of its own separate counsel. All of the foregoing losses, damages, costs and expenses of any Indemnified Party shall be payable as and when incurred upon demand by such Indemnified Party and shall be additional obligations hereunder. The obligations of the Parent and the rights of the Indemnified Parties under this Section 4.8 shall survive the termination of this Agreement.

     Notwithstanding the foregoing, the indemnification for claims, losses, damages, liabilities costs and expenses described in Section 1.5 shall be governed by Section 1.5 and not this Section 4.8.

     4.9.  Entire  Agreement.  This  Agreement  constitutes  the  final  written
           -----------------
expression of all of the terms hereof and is a complete and exclusive statement of those terms.

     4.10.  Execution in  Counterpart.  This Agreement may be executed in one or
            -------------------------
more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.

     4.11.  Severability.  Any provision of this Agreement that is prohibited or
            ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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                                       15

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the date and year first above written.

                              DEI HOLDINGS, INC.



                              By:  /s/ James E. Minarik
                                 -----------------------------------------------
                              Name:James E. Minarik
                                   ---------------------------------------------
                              Title: CEO
                                    --------------------------------------------




                              COLISEUM CAPITAL PARTNERS, L.P.

                              By:  Coliseum Capital, LLC, General Partner


                              By:  /s/ Adam Gray
                                 -----------------------------------------------
                              Name:   Adam Gray
                              Title:  Managing Director




                              BLACKWELL PARTNERS, L.L.C.


                              By: Coliseum Capital Management, LLC, Power of Attorney


                              By:  /s/ Adam Gray
                                 -----------------------------------------------
                              Name:   Adam Gray
                                   ---------------------------------------------
                              Title:  Managing Director
                                    --------------------------------------------

                                     Annex 1

DEI Holdings, Inc.
One Viper Way
Vista, CA  92081
Telecopy:  (760) 598-6400
Attn.:  James E. Minarik

with copies, which shall not constitute notice to the Parent, to:

Greenberg Traurig, LLP
2375 E. Camelback Road, Suite 700
Phoenix, AZ  85016
Telecopy:  (602) 445-8603
Attn.:  Brian H. Blaney, Esq.

                                     Annex 2
                                     -------

Coliseum Capital Partners, L.P.
825 Third Avenue, 36th Floor
New York, NY  10022
Telecopy:  (212) 488-5555
Attn.:  Adam Gray

Blackwell Partners, L.L.C.
c/o Coliseum Capital Management, LLC
825 Third Avenue, 36th Floor
New York, NY  10022
Telecopy:  (212) 488-5555
Attn.:  Adam Gray

with copies, which shall not constitute notice to the Investors, to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY  10036
Telecopy:  (212) 407-3295
Attn.:  Kerry E. Berchem, Esq.